CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
Diccicco Battista Communications	American Realty Capital Trust IV, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Trust IV Engages Financial Advisors to Evaluate Strategic Alternatives

New York, New York, May 21, 2013 ˗ American Realty Capital Trust IV, Inc. (“ARCT IV” or the “Company”) announced today that it has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated and RCS Capital, a division of Realty Capital Securities, LLC, as financial advisors to help the Company actively evaluate strategic alternatives following the recent close of its $1.75 billion offering.

“We are pleased to initiate this next step for ARCT IV, the latest of our net lease strategies to close and seek a potential liquidity strategy,” said Nicholas S. Schorsch, Chairman and Chief Executive Officer of the Company.

Important Notice

ARCT IV is a publicly registered, non-traded real estate investment trust (“REIT”) that qualified as a REIT for tax purposes for the year ended December 31, 2012. Additional information about ARCT IV can be found on its website at www.arct-4.com.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

For more information about this announcement, please contact Tony DeFazio at 484-342-3600 or tdefazio@ddcworks.com.